                                                                   EXHIBIT 10.13

                             DATE January 22, 1998
                             ---------------------



                               (1) LUCAS LIMITED

                         (2) LUCAS AUTOMOTIVE (PTY) LTD




                      __________________________________

                                 SOUTH AFRICAN
                               SUPPLY AGREEMENT
                      __________________________________

THIS AGREEMENT is made on 22nd day of January 1998
--------------

BETWEEN:
--------

(1)  LUCAS LIMITED trading as Lucas Aftermarket Operations whose registered
     -------------
     office is at Stratford Road, Solihull, West Midlands B90 4LA ("Lucas");

(2)  LUCAS AUTOMOTIVE (PTY) LTD whose registered office is at 5 Yaron Avenue,
     --------------------------
     Lea Glen, Florida, 1709 South Africa ("the Company")

RECITALS
--------

(A) Pursuant to a Share Sale and Purchase Agreement (as defined below) Lucas Industries plc is selling all of its shares in the holding company of the Company to Prestolite Electric Incorporated ("the Purchaser").

(B) On completion of the sale of such Shares to the Purchaser Lucas wishes to continue to be supplied with Lucas Branded Products (as defined below). The Company is willing to sell and Lucas is willing to purchase such Lucas Branded Products on the terms set out in this Agreement.

NOW IT IS AGREED as follows:
----------------

1.   DEFINITIONS
     -----------

                                                  In this Agreement:

1.1 the following words and expressions shall have the following meanings except where inconsistent with the subject matter or context:

     "Aftermarket"                       means the market for (a) spare and
                                         replacement parts for components or
                                         sub-assemblies comprised within the
                                         products of Original Equipment
                                         Manufacturers and (b) automotive
                                         accessories and includes Original
                                         Equipment Service

     "Agreement Year"                    means (i) the period from the
                                         Commencement Date until 31st December
                                         1998; (ii) every period of twelve
                                         (12) months beginning thereafter on
                                         each 1st January during the Term
                                         except that should this Agreement
                                         terminate on a day other than 31st
                                         December in any year the final
                                         "Agreement Year" shall be the period
                                         from the 1st January last preceding
                                         the date of termination to the date
                                         of termination

     "Associated Company"                means any person which is either a
                                         holding company (whether direct or
                                         indirect) or a subsidiary company of
                                         the relevant party or a subsidiary
                                         company of any such holding company
                                         or is otherwise directly or
                                         indirectly controlled by, or is under
                                         the same control, direct or indirect,
                                         as the relevant party from time to
                                         time and at the time that the
                                         relevant clause in which such
                                         expression appears has application,
                                         which where a claim is to be made
                                         under the relevant clause shall mean
                                         when the cause of action accrued
                                         under such clause

     "Base Currency Exchange             means the exchange rate of the South
      Rate"                              African rand against the pound
                                         sterling as specified in Schedule 1
                                         as such currency exchange rate may
                                         vary pursuant to clause 8.4

     "Commencement Date"                 means the date hereof

     "Competing Product"                 means any product which is
                                         interchangeable in its application
                                         and/or function with a Lucas Branded
                                         Product but excludes a product which
                                         is so interchangeable but is a
                                         "second tier product".  For the
                                         purposes of this definition a "second
                                         tier product" is a product which is
                                         clearly aimed at a different market
                                         sector than Lucas Branded Products,
                                         being a market which does not require
                                         a premium branded product but
                                         requires a product which is markedly
                                         cheaper than a premium branded
                                         product and which is prepared to
                                         accept a product which is of inferior
                                         quality and/or is sold with a less
                                         favourable warranty or other less
                                         favourable conditions than that or
                                         those applicable to premium branded
                                         products, "second tier products"
                                         being best illustrated by the
                                         products which are manufactured or
                                         sourced at the date hereof by the
                                         Company in South Africa and marketed
                                         under the brand name "Electrotech"

     "Conditions of Sale"                means the Company's conditions of
                                         sale in force at the Commencement
                                         Date a copy of which is attached at
                                         Schedule 4

     "control"                           means in relation to any person the
                                         power of any other person or persons
                                         to secure by law or by corporate
                                         structure that the affairs of the
                                         first person are conducted in
                                         accordance with the wishes of that
                                         other person or persons, and any
                                         cognate word shall be construed
                                         accordingly

     "Controllers"                       means persons able to decide or
                                         influence the management or policies
                                         of the relevant company in any
                                         material respect including (without
                                         prejudice to the generality of the
                                         foregoing) any of the following from
                                         time to time: its owners, its
                                         directors, any of its partners, or
                                         any majority of its shareholders

     "Country"                           means any country, state or
                                         principality and includes any area or
                                         part of any of the same

     "customer"                          means a buyer whether such buyer is
                                         an end user, retailer, wholesaler,
                                         distributor, dealer or otherwise

     "Distribution Outlet"               means a wholesaler, retailer,
                                         sub-distributor, dealer, stockist,
                                         service outlet, garage, workshop
                                         and/or other person who buys or
                                         acquires products from the relevant
                                         party thereto otherwise than as the
                                         ultimate end user of those products

     "FOB" has the meaning given to such expression in Incoterms 1990 provided that where there is any conflict between the rights, duties and obligations of the parties as set out in Incoterms and those set out in this Agreement, those set out in this Agreement shall prevail

     "Force Majeure"                     means any event or circumstance of
                                         the following kinds which is beyond
                                         the reasonable control of the party
                                         in question: governmental actions,
                                         war, riots, civil commotion, fire,
                                         flood, tempests or other extreme
                                         weather conditions, epidemics, acts
                                         of terrorism, bombings, explosions,
                                         acts of God, other natural disasters
                                         or any event or circumstance similar
                                         in nature to the foregoing

     "Freely Distributable               means Other Products which are not
      Products"                          Competing Products

     "holding company"                   means a company which either (a)
                                         holds the majority of the voting
                                         rights in another company or (b) is a
                                         member of another company and has the
                                         right to appoint or remove a majority
                                         of its board of directors or other
                                         corporate officers or (c) is a member
                                         of another company and controls alone
                                         pursuant to an agreement with other
                                         shareholders or members, a majority
                                         of the voting rights in it.
                                         Reference to "company" includes any
                                         body corporate

     "Improvement"                       means any invention, discovery or
                                         design comprised within any change
                                         made at any time during the Term to
                                         Products or their method of
                                         manufacture or use which makes them
                                         of better quality or more efficient
                                         or adaptable or enables them to be
                                         manufactured more cheaply or more
                                         efficiently

     "Intellectual Property              means any patent, copyright,
      Rights"                            registered design, design right,
                                         trade mark, topography, know-how or
                                         similar property or right by whatever
                                         name it is called and in whatever
                                         Country it is registered or subsists

     "Lucas Competitor"                  means any person, or an Associated
                                         Company of any such person, listed in
                                         Schedule 3

     "Lucas Branded Products"            means Products (including the
                                         packaging for the same) to which the
                                         Trade Marks have been or are to be
                                         applied in accordance with this
                                         Agreement

     "Lucas Distribution Outlet"         means a wholesaler, retailer,
                                         sub-distributor, dealer, stockist,
                                         service outlet, garage, workshop
                                         and/or other person who buys or
                                         acquires products otherwise than as
                                         the ultimate end user of those
                                         products and who was appointed prior
                                         to the date hereof or who is
                                         hereafter appointed by Lucas or any
                                         Lucas Group Company in any Country in
                                         the world

     "Lucas Group Company"               means LucasVarity plc and any company
                                         which is a subsidiary of LucasVarity
                                         plc or over which LucasVarity plc has
                                         control from time to time and at the
                                         time that the relevant clause in
                                         which such expression appears has
                                         application, which where a claim is
                                         to be made  under the relevant clause
                                         shall mean when the cause of action
                                         accrued under such clause

     "Minimum Period"                    means the period of 5 years
                                         commencing on the Commencement Date,
                                         subject to the provisions of clause
                                         8.3.2

     "New Products"                      means products of the same generic
                                         kind as those specified in Schedule 2
                                         Parts 1 and 2 which the Company may
                                         after the date hereof add to its
                                         range of products, but for the
                                         avoidance of doubt, the expression
                                         excludes Products currently offered
                                         by the Company set out in Schedule 2
                                         Part 1 and Products specified in
                                         Schedule 2 Part 2 to which in either
                                         case Improvements are made

     "Original Equipment                 means any manufacturer or assembler
      Manufacturer"                      of transport vehicles, engines or
                                         similar equipment including, but not
                                         limited to, a manufacturer or
                                         assembler of motor cars, vans, buses,
                                         coaches, forklifts, industrial
                                         vehicles, trucks, tractors or marine,
                                         motive power or stationary engines or
                                         a manufacturer of components or
                                         sub-assemblies to be fitted as
                                         original equipment to such vehicles,
                                         engines or similar equipment

     "Original Equipment Service"        means the market for supplies of
                                         spare and replacement parts to any
                                         Original Equipment Manufacturer other
                                         than for fitting as original
                                         equipment or to any dealer of any
                                         Original Equipment Manufacturer in
                                         its capacity as a dealer for such
                                         Original Equipment Manufacturer

     "Other Products"                    means Products or New Products
                                         (including the packaging for the
                                         same) which are either unbranded or
                                         are branded with a trade mark, name
                                         or logo other than any of the Trade
                                         Marks

     "person" means any person, firm, association, company or body corporate or unincorporate

     "Products"                          means those products currently
                                         offered by the Company set out in
                                         Schedule 2 Part 1 including any
                                         Improvements to the same and from the
                                         date they shall start to be
                                         manufactured by the Company those
                                         products in development at the
                                         Commencement Date set out in Schedule
                                         2 Part 2 including any Improvements
                                         to the same

     "Product Warranty"                  means the warranty the terms of which
                                         are set out in Schedule 5

     "Promotional Material"              means catalogues, brochures and other
                                         literature and material describing
                                         Lucas Branded Products or their
                                         technical characteristics for the
                                         purposes of promoting the sale or use
                                         thereof

     "Purchaser Group                    means the Company and any company
      Company"                           which:

                                         (i)   is a subsidiary of the Company;

                                         (ii)  is the direct or indirect holding
                                               company of the Company or any
                                               subsidiary of such holding
                                               company; or

                                         (iii) the Company or any such
                                               holding company has control over

                                         from time to time and at the time
                                         that the relevant clause in which
                                         such expression appears has
                                         application, which where a claim is
                                         to be made under the relevant clause
                                         shall mean where the cause of action
                                         accrued under such clause

     "Quarterly Period"                  means a period of 3 months commencing
                                         on 1st January, 1st April, 1st July
                                         and 1st October in each Agreement
                                         Year provided that the first
                                         Quarterly Period shall in any event
                                         commence or be deemed to have
                                         commenced on 1st January 1998

     "Relevant Country"                  means any Country  from which it is
                                         from time to time commercially viable
                                         to export Products to the United
                                         Kingdom and for those Products to be
                                         competitive in terms of price and
                                         delivery with Lucas Branded Products
                                         being sold in the United Kingdom

     "Reserved Territory"                means the Republic of South Africa,
                                         Namibia, Botswana, Swaziland and
                                         Lesotho and includes any one or more
                                         of such Countries

     "sale" means any form of supply whether by way of sale, lease, hire or exchange and any cognate word shall be construed accordingly

     "Share Sale and Purchase            means the Agreement made between
      Agreement"                         Lucas Industries plc and the
                                         Purchaser of even date herewith for
                                         the sale of the shares of the holding
                                         company of the Company and all
                                         documents referred to therein

     "subsidiary"                        means a company in which another
                                         company (a) holds a majority of the
                                         voting rights; (b) is a member of it
                                         and has the right to appoint or
                                         remove a majority of its board of
                                         directors or other corporate
                                         officers; or (c) is a member of it
                                         and controls alone pursuant to an
                                         agreement with other shareholders or
                                         members, a majority of the voting
                                         rights in it and includes a
                                         subsidiary of a company which is
                                         itself a subsidiary of another
                                         company.  Reference to "company"
                                         includes any body corporate

     "the Term"                          means the period between the
                                         Commencement Date and the termination
                                         of this Agreement howsoever arising

     "Territory"                         means any Country other than the
                                         Reserved Territory and Argentina

     "the Trade Marks"                   means the trade mark, name and logo
                                         "Lucas" and/or the Lucas diagonal
                                         device and/or such other trade mark,
                                         name or logo as Lucas may from time
                                         to time decide in its absolute
                                         discretion and notify in writing to
                                         the Company shall be used in relation
                                         to Lucas Branded Products to be
                                         supplied by the Company to Lucas
                                         pursuant to this Agreement

     "Trade Mark Licence"                means the licence dated 1st August
                                         1993 between Lucas Industries plc and
                                         the Company or such other trade mark
                                         licence which is hereafter during the
                                         Term granted by Lucas Industries plc
                                         to the Company in relation to Trade
                                         Marks registered in the Reserved
                                         Territory enabling the Company to
                                         apply such Trade Marks to the Products

     "Trade Mark Licence Period"         means the period during which the
                                         Company has subsisting trade mark
                                         rights in relation to Products in the
                                         Reserved Territory pursuant to a
                                         written agreement from Lucas or an
                                         Associated Company of Lucas

     "Warranty Replacement"              means a repair and/or replacement to
                                         a Lucas Branded Product sold by Lucas
                                         in the Aftermarket that  is also
                                         during the Term sold by the  Company
                                         to Lucas and which a customer is
                                         entitled to have carried out under
                                         the terms of the Product Warranty
                                         given to such customer and includes a
                                         repair or replacement carried out
                                         after the end of the Term

1.2 words used in this Agreement which denote the singular shall be deemed to include the plural and vice versa. References to a particular gender include all other genders;

1.3 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the Schedule in which such references appear;

1.4 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.5 the headings to the clauses of this Agreement and to the paragraphs of any Schedule will not affect its construction;

1.6 the word "including" or any cognate word shall be construed as though the words "without limitation" immediately followed such word;

1.7 references in this Agreement to any instrument or agreement shall include such instrument or agreement as may have been or may hereafter be varied.

2.   TERM
     ----

     Subject to clauses 13 and 8.3.2, this Agreement shall continue in force for the Minimum Period and shall thereafter continue in force unless and until terminated by either party giving to the other at least 12 months' prior written notice expiring on or at any time after the expiry of the Minimum Period.

3.   SUPPLY OF PRODUCTS
     ------------------

     3.1    Orders
            ------

            The Company shall manufacture and/or sell and Lucas shall purchase such quantities of Lucas Branded Products as Lucas orders from the Company from time to time in accordance with the terms of this Agreement. Such Lucas Branded Products shall be for sale by Lucas only in the Aftermarket (a) in the Territory during the Term (subject to sub-clause (b) below); and (b) in the Territory and the Reserved Territory and Argentina after the end of the Trade Mark Licence Period, but then not through any Distribution Outlet formally appointed by the Company as an authorised Distribution Outlet of the Company unless it is also authorised by the Company to sell Lucas products at the relevant time. Lucas shall not during the Trade Mark Licence Period supply customers for Lucas Branded Products in or for delivery in or who Lucas knows or has good reason to believe intend to sell Lucas Branded Products in the Reserved Territory or Argentina. Lucas shall during the Trade Mark Licence Period refer to the Company any enquiries for Lucas Branded Products received from any customer for supply to the Reserved Territory.

     3.2    Orders and Delivery
            -------------------

            Minimum offtake quantities ("MOQ") and the multiples in which products must be taken over and above the MOQ ("Batch" or

            "Multiple") and lead times ("L/T") in relation to delivery of Lucas Branded Products are shown in Schedule 2 and subject thereto the Company shall deliver Lucas Branded Products at the times required by Lucas. Delivery will be made by the Company FOB Johannesburg.

     3.3    Branding
            --------

            Subject to clause 3.6, all Products supplied by the Company to Lucas and the packaging in which they are supplied shall be labelled with the Trade Marks according to the specifications for such labelling from time to time reasonably stipulated by Lucas and the prices for Lucas Branded Products shall include for this. All Product labelling must unless and until otherwise stipulated by Lucas by giving not less than 90 days notice in writing be in accordance with Lucas specification 06021188. The Company shall not be required to cast, emboss, etch or otherwise permanently incorporate any Trade Mark on to Products to be supplied to Lucas pursuant to this Agreement.

     3.4    EDI
            ---

            The Company will work with Lucas with a view to enabling all orders, forecasts, invoices and despatch advice notes to be communicated between them by Electronic Data Interchange (EDI). Where this capability is not yet in place the Company shall make all reasonable commercial efforts to put it in place as soon as reasonably practicable. An EDI communication shall be regarded for the purposes of this Agreement as a written communication.

     3.5    Amended Requirements
            --------------------

            The Company agrees to use all reasonable efforts to meet any amended requirements for Lucas Branded Products notified to it in writing by Lucas after an order has been placed.

     3.6    Other items
            -----------

            Other items from the Company's product range from time to time (including Other Products which are not New Products) may be supplied to Lucas by the Company with product and packaging specification, prices, warranty cover and terms and conditions as the Company and Lucas may agree from time to time. Lucas acknowledges that such other items will be offered and marketed by Lucas only in the Aftermarket in the Territory.

     3.7    New Products
            ------------

            The Company and Lucas shall work together where it is commercially viable to do so to develop (by addition of new items and/or modification of existing items other than by way of an Improvement) the Company's range of products of the same generic kind as those specified in Schedule 2 Parts 1 and 2 and the Company will consider new products recommended by Lucas with the intention that key original equipment units introduced into the vehicle parc will be available 12 months following vehicle launch. If the Company develops such range whether with or without the assistance of Lucas, and whether or not at Lucas' instigation, or manufactures or factors new products recommended by Lucas it will make the relevant products available to Lucas as New Products on such terms as the parties shall agree. In appropriate cases and by agreement any products so developed or added may be designated

            Lucas Branded Products and from the date of agreement be added as such to this Agreement.

     3.8    Country of Origin
            -----------------

            The country of origin for each Product is detailed in Schedule 2. It shall be the responsibility of the Company to advise any changes when they occur.

     3.9    Packaging and Documentation
            ---------------------------

            All Lucas Branded Products will be supplied boxed in accordance with Lucas' packaging standards manual XXB201A current and in force at the Commencement Date. Lucas Branded Product documentation and packaging will be in line with Lucas' supplier guide for load presentation and documentation XKB425 current and in force at the Commencement Date. Where Lucas requires any change hereafter in such standard specifications the Company will subject to agreement on any reasonable cost adjustments comply with any revised specifications.

     3.10   No restriction relating to Freely Distributable Products
            --------------------------------------------------------

            3.10.1 Notwithstanding anything impliedly to the contrary in this Agreement, but subject to its express terms, the Company shall be free to manufacture, sell, market, distribute and otherwise deal in Freely Distributable Products without restriction in any part of the world, for any purpose.

            3.10.2 Lucas shall not restrict or purport to restrict whether by any contractual provision or in any other way any Lucas Distribution Outlets from dealing with the Company or any corporate body or entity which in relation to the Company is an Associated Company as its or their Distribution Outlet in relation to Freely Distributable Products nor take legal or commercial action against any Lucas Distribution Outlet if it hereafter sells Freely Distributable Products by reason of that fact alone but not so to prevent Lucas from taking action in relation to any contractual provision relating to any other matter.

4.   MOST FAVOURED CUSTOMER
     ----------------------

     4.1 The provisions of this clause 4 shall not apply for the benefit of Lucas in relation to Other Products supplied to Lucas by the Company unless they are New Products which have been designated as Lucas Branded Products pursuant to clause 3.7. The Company shall in supplying Lucas Branded Products to Lucas treat Lucas with most favoured customer status by which is meant, that:

            4.1.1 the Company will not supply, or offer to supply, Other Products to any of its other customers in the Aftermarket on shorter lead times than those from time to time applicable to equivalent Lucas Branded Products supplied to Lucas;

            4.1.2 where the Company's production capacity for Products and Other Products for whatever reason, and whether temporarily or permanently, is unable to satisfy in terms of time and number all the orders outstanding and unfulfilled at any one time for the same from Lucas and the Company's other customers (including those required for sale by Purchaser Group Companies), the Company shall in seeking to satisfy such orders or requirement allocate the available Products and Other

                        Products between all those persons, including Lucas and Purchaser Group Companies, who have ordered or require supplies of the same which cannot be satisfied, pro rata to their respective orders or requirement. In the operation of this clause 4.1.2 orders from Original Equipment Manufacturers to the Company requiring Products or Other Products in any Country for inclusion in new vehicles shall at all times take precedence and shall accordingly not be taken into account;

            4.1.3 if at any time the prices (on an equivalent basis having regard to the place and method of delivery, payment and other terms of sale) charged or offered by the Company to any of its customers (other than Lucas and Original Equipment Manufacturers) buying Products or Other Products for inclusion in new vehicles in whichever Relevant Country such customers are carrying on business or are located, for Products or Other Products on the basis of broadly equivalent quantities to be delivered within a broadly equivalent time frame and having regard to market structures, are less than the prices then being charged by the Company to Lucas for Lucas Branded Products then the Company shall charge those more favourable prices to Lucas with immediate effect for as long as those more favourable prices shall continue to be charged or offered.

     4.2 The Company will not be in breach of clauses 4.1.2 or 4.1.3 if on infrequent occasions in relation to the supply of a particular Product or Other Product to Original Equipment Service and in order to meet the requirements of an Original Equipment Manufacturer the Company either gives preference over Lucas in the allocation of such Product or Other Product or in the price it charges for such Product or Other Products to Original Equipment Service provided that in general the Company maintains a fair overall allocation judged over a reasonable period of time on the basis laid down in clause 4.1.2 or as the case may be the weighted average of the prices charged by the Company to Lucas shall not on the basis laid down in clause
            4.1.3 be less favourable than those charged to Original Equipment Service.

5.   AVAILABILITY
     ------------

     The Company agrees to use reasonable endeavours to achieve a 90% performance level and once that has been achieved continuously to seek to improve such performance level (as defined by Lucas' performance measurement publication coded XKB427 current and in force at the Commencement Date) for Lucas Branded Products in respect of orders placed by Lucas under and in accordance with the terms of this Agreement, this being without prejudice to the Company's obligations to deliver Lucas Branded Products by other specific delivery dates agreed between the Company and Lucas from time to time in respect of specific orders.

6.   SPECIFICATION AND QUALITY
     -------------------------

     6.1 The Company will supply Lucas Branded Products to a functional specification which is not inferior to the functional specification of the equivalent original equipment and whose appearance is comparable to the appearance of original equipment of the type in question commonplace in the industry from time to time. Without limiting the generality of the foregoing the Company must as from the Commencement Date supply each type of Lucas Branded Product in accordance with the technical specification as defined in the Lucas Parts Acceptance Specification (PAS) current and in force at the Commencement Date. Any amendments to specifications together with any consequential price alterations will be agreed with Lucas prior to any Product being delivered to the revised specification.

     6.2 The Company will use its best endeavours to ensure that all Lucas Branded Products supplied to Lucas under this Agreement comply with all requirements imposed by law in Countries where they are intended to be sold by Lucas relating to their manufacture, composition and packaging provided such requirements in relation to each relevant country have been made known in writing by Lucas to the Company, and the Company is given a reasonable time after the Company receives such written notification from Lucas in which to make any necessary changes to Lucas Branded Products. The Company shall be entitled to reflect any additional costs in relation to such compliance in the prices for the relevant Lucas Branded Products.

     6.3 The Company acknowledges that Lucas will not, and shall not be required to, carry out inspection of Lucas Branded Products before delivery of the same to Lucas' customers and that accordingly the rights of Lucas under this Agreement in relation to Lucas Branded Products shall not thereby be prejudiced.

     6.4 The Company shall incorporate into Lucas Branded Products any Improvement which is incorporated by the Company into equivalent Other Products.

7.   OBLIGATIONS ON COMPANY
     ----------------------

     7.1    Warranty Replacement
            --------------------

            The Company will in relation to Warranty Replacement (a) supply free of charge such replacement parts as are necessary and (b) reimburse Lucas the costs and expenses incurred by Lucas in honouring the Product Warranty (including only in those Countries where this is applicable, the costs of removal and fitting or refitting any relevant part from or to the product in question).

     7.2    Point of Contact
            ----------------

            The Company will appoint a person whose responsibility it will be to ensure that Lucas has a ready point of contact at all reasonable times for all operational matters concerning this Agreement. The Company will notify Lucas of the name, business address, telephone and fax numbers of such person within 14 days of the Commencement Date. The Company may change its appointee from time to time by written notice to Lucas.

     7.3    Inspection
            ----------

            The Company shall permit Lucas from time to time during the Term to inspect at any time during normal working hours on reasonable prior notice (a) any premises where Lucas Branded Products are being manufactured or stored and (b) the relevant documentation relating to the sale by the Company of Products and Other Products, to verify that the Company has been and is complying with its duties and obligations under this Agreement.

     7.4    Product Liability
            -----------------

            The Company will indemnify and hold Lucas harmless against all actions, claims, costs, demands, expenses and liabilities in respect of any death, personal injury and loss or damage to property made against, incurred or suffered by Lucas arising from any defective product (whether a Lucas Branded Product, Other Product or other item supplied pursuant to clause 3.6), other than where such defect is a defect in a design made by Lucas or by a third party at Lucas' instigation, supplied by the Company pursuant to this Agreement provided that the limit of the Company's liability under this clause shall be an amount equal to US $10,000,000 for each and every event and in the aggregate in any one year of insurance pursuant to the policy of insurance effected under clause 10.

     7.5    Intellectual Property
            ---------------------

            The Company will indemnify and hold Lucas harmless against all actions, claims, costs, demands, expenses and liabilities in respect of any infringement of the Intellectual Property Rights of any person (other than any Lucas Group Company) made against, incurred or suffered by Lucas resulting from the sale of any Lucas Branded Products supplied by the Company during the Term or pursuant to clause 14.2.1 by Lucas in the Aftermarket (a) in the Territory during the Trade Mark Licence Period and (b) in the Territory or the Reserved Territory after the end of the Trade Mark Licence Period provided that such indemnity shall not apply to any such actions, claims, costs, demands, expenses and liabilities (i) arising from the application and/or use of the Trade Marks on Lucas Branded Products in accordance with the relevant provisions of this Agreement or (ii) to the extent that the same arise in relation to the design of any Lucas Branded Product in circumstances where the Company has not after the Commencement Date made any change to such design or other aspect (including the re-sourcing of the same) of the relevant Lucas Branded Product or in a design made by Lucas or by a third party as Lucas' instigation.

     7.6    Technical Information
            ---------------------

            The Company shall, at the request of Lucas within a reasonable time following the request, provide Lucas without charge, with such technical information regarding Lucas Branded Products as Lucas may reasonably require.

     7.7    Millennium
            ----------

            The Company confirms that its systems will be fully millennium compliant by the end of 1998 and will not cease to be so at any time thereafter. For the purposes of this warranty "millennium compliant" means that neither performance nor functionality is or will be affected by dates prior to during or after the year 2000.

     7.8    Vendor Managed Inventory
            ------------------------

            The Company will work with Lucas towards establishing as soon as reasonably practicable a vendor managed inventory capability which will involve the Company in providing Lucas Branded Products on a periodic basis to bring Lucas' inventory up to an agreed minimum level or above but not exceeding an agreed maximum level.

     7.9    Exchange of Stock
            -----------------

            The Company may from time to time agree with Lucas that Lucas may once per year, return (at its own cost) products (whether Lucas Branded Products or Other Products) purchased from the Company that are surplus to inventory requirements, subject to such terms and conditions as the parties shall mutually determine.

     7.10   Service Response VOR's
            ----------------------

            Where there is a need for Lucas to respond quickly and positively to customers vehicle off the road requirements the Company will having regard to the geographic location of the Company and the customer make commercially reasonable endeavours to support this requirement notwithstanding any prior agreements in terms of lead time or other operational parameters provided that where relevant having advised Lucas of any cost implications Lucas agrees to cover the Company's costs unless such off the road requirements result from the Company having failed to supply Products to Lucas in accordance with this Agreement in which event the cost shall be borne by the Company.

8.   PRICE AND PAYMENT
     -----------------

     8.1 Subject to clauses 4.1.3 and 8.5, the prices for Lucas Branded Products shall be as set out in Schedule 2 until such time as they are varied pursuant to clauses 8.2, 8.3 or 8.4. Such prices are in pounds sterling and are exclusive of VAT or other similar sales taxes which, if applicable, shall be an addition to such prices.

     8.2 Subject to clauses 4.1.3 and 8.3 the Company will be entitled, having first consulted with Lucas on giving Lucas not less than 90 days' prior written notice, to increase the prices for Lucas Branded Products provided always that:

            8.2.1 there shall not be more than one price increase for any Lucas Branded Product in any Agreement Year save that any price increase which on the basis of past practice between the Company and Lucas would take place, after the date hereof but on or before 31st March

                        1998 and which takes effect on the basis of prices laid down by Lucas and not agreed between the Company and Lucas shall be disregarded for the purposes of this clause 8.2.1 in the first Agreement Year but if prices are so agreed between the Company and Lucas such prices shall remain fixed for a period of 12 months notwithstanding the provisions of this clause 8.2;

            8.2.2 each such increase shall be shown fairly and reasonably to reflect any increase in the cost to the Company of producing Lucas Branded Products and supplying them to Lucas;

            8.2.3 no increase shall affect any order placed by Lucas prior to notice of such increase having been given;

            8.2.4 no increase shall affect any orders placed by Lucas during such 90 day period insofar as the aggregate number of units of the Lucas Branded Products affected by the price increase does not exceed the aggregate number of units of the same Lucas Branded Products ordered in the 90 day period prior to the Company beginning to consult with Lucas about the price increase;

            8.2.5 no consultation or notice shall be required for an increase or reduction in price resulting from the operation of clause 8.4 and such clause shall operate independently of the provisions of this clause 8.2.

     8.3    Notwithstanding the provisions of clause 8.2:

            8.3.1 where in respect of any Quarterly Period in any Agreement Year an Exchange Rate Notice (as defined in clause 8.4) has been given by either party pursuant to the provisions of clause 8.4 by reason of the South African rand having weakened against the pound sterling by more than 5% in any such Quarterly Period the Company shall be entitled at any time thereafter to give a notice to Lucas under and in accordance with the provisions of clause 8.2 provided always that not more than two notices shall be given by the Company under clause 8.2 in any Agreement Year (whether given under that clause in its own right or pursuant to this clause 8.3.1);

            8.3.2 the Company shall be entitled not earlier than 1st October 1999 and not later than 31st December 1999 to give written notice to Lucas (referring in such notice to this clause 8.3.2) that in order to provide the Company with a commercially viable profit margin on Lucas Branded Products the prices for the same will be increased with effect from 1st January 2001 by the amounts stated in such notice. If Lucas is unwilling to pay such increased prices or, after negotiations in good faith between the parties any alternative increased prices proposed by the Company, Lucas shall, unless the Company and Lucas shall by then have determined that there shall not be any increase in prices, be entitled to give written notice to the Company not later than 31st March 2000 terminating this Agreement on 31st December 2000. If Lucas shall not give such notice then the prices specified by the Company in its notice given to Lucas pursuant to this clause 8.3.2 shall become effective from January 1st 2001, and such prices, subject to clause 8.4, shall be fixed until 31st December 2001 and thereafter may only be increased by the Company in accordance with the provisions, subject to clause 8.4, of clause 8.2 or clause 8.3.1.

     8.4 The prices for Lucas Branded Products set out in Schedule 2 have been agreed on the basis of the Base Currency Exchange Rate specified in Schedule 1. If during any Quarterly Period during the Term such Base Currency Exchange Rate moves so that its average movement over such Quarterly Period, taking into account fluctuations upwards and downwards on a daily basis, is such that the Base Currency Exchange Rate has either strengthened or weakened against the pound sterling by more than 5% (determined by reference to currency exchange rates closing midpoint (Pounds)spot as shown in the Financial Times published in London) then either Lucas or the Company may give written notice (an "Exchange Rate Notice") to the other of them stating that such movement has occurred and that the prices for Lucas Branded Products should with effect from the first day of the month following the month in which the Exchange Rate Notice is given (the "Effective Date"), be increased where the South African rand has so strengthened against the pound sterling and be reduced where the South African rand has so weakened against the pound sterling, in each case by 50% only of the average movement in currency exchange rates measured over the relevant Quarterly Period provided always that such varied prices shall not apply to firm orders already placed by Lucas prior to the date of service of the Exchange Rate Notice. The new Base Currency Exchange Rate for the purposes of this Agreement shall as from the Effective Date be the currency exchange rate to which the Base Currency Exchange Rate has moved as shown in the Exchange

            Rate Notice and the provisions of this clause shall apply to any such new Base Currency Exchange Rate.

     8.5

            8.5.1 For the purposes of this clause 8.5 the following expressions have the following meanings except where inconsistent with the subject matter or context:

            "delivered"                  means delivered by the Company to
                                         Lucas pursuant to orders given by
                                         Lucas in accordance with this
                                         Agreement or which should have been
                                         so delivered by the Company pursuant
                                         to such orders having regard to the
                                         relevant lead times for the Products
                                         in question but have not been by
                                         reason of any breach of this
                                         Agreement by the Company.

            "Excluded Product"           means (a) in respect of Lucas Branded
                                         Products the production of which is
                                         commenced in an Agreement Year any
                                         such Lucas Branded Product of which
                                         less than 100 units are delivered to
                                         Lucas by the Company in that
                                         Agreement Year; and (b) any other
                                         Lucas Branded Product of which less
                                         than 250 units are delivered to Lucas
                                         by the Company in the Agreement Year
                                         and in each case excluding any Lucas
                                         Branded Product which is not a
                                         complete starter motor or alternator

            "net invoice value"          means the amount invoiced by the
                                         Company to Lucas in respect of
                                         Relevant Products excluding (a) VAT
                                         or other similar sales taxes, (b)
                                         carriage and freight charges shown
                                         separately on such invoices and (c)
                                         discounts for prompt payment, but
                                         before deduction of any rebate
                                         payable to Lucas pursuant to the
                                         provisions of clause 8.5.2

            "Relevant Products"          means the aggregate number of all
                                         Lucas Branded Products, other than
                                         Excluded Products, delivered to Lucas
                                         by the Company during the relevant
                                         Agreement Year

            8.5.2 Lucas shall be entitled to a volume rebate on the aggregate net invoice value of Relevant Products delivered in any Agreement Year as follows:

Volume of Relevant Products delivered
 in the relevant Agreement Year          Percentage rebate
--------------------------------------   --------------------------------------

In respect of the number of Relevant     5% of the net invoice value of such
Products delivered in excess of          excess
42,250 but not exceeding 45,000

In respect of the number of Relevant     6% of the net invoice value of such
Products delivered in excess of          excess
45,000 but not exceeding 47,500

In respect of the number of Relevant     7% of the net invoice value of such
Products delivered in excess of          excess
47,500 but not exceeding 50,000

In respect of the number of Relevant     8% of the net invoice value of such
Products delivered in excess of          excess
50,000 but not exceeding 52,500

In respect of the number of Relevant     9% of the net invoice value of such
Products delivered in excess of          excess
52,500 but not exceeding 55,000

In respect of the number of Relevant     10% of the net invoice value of such
Products delivered in excess of          excess
55,000

The specific Relevant Products which are to be taken for the purposes of ascertaining the net invoice value to which the percentage rebate is to be applied shall be on the basis of the dates the Relevant Products were delivered. The sum due to Lucas in respect of each volume band in the left-hand column above in the relevant Agreement Year shall be aggregated and the aggregate rebate due to Lucas will be paid by the Company to Lucas in sterling within 60 days of the end of the relevant Agreement Year.

     8.6 Lucas shall pay for Lucas Branded Products in sterling within 60 days from the end of the month in which delivery is made.

9.   TRADE MARK PROVISIONS
     ---------------------

     9.1 Without prejudice to the provisions of the Trade Mark Licence, the Company shall not (whether during the Term or after the termination of this Agreement) have any rights pursuant to or deriving from this

            Agreement to sell or offer for sale any Lucas Branded Products other than to Lucas.

     9.2 The Company shall not use any of the Trade Marks for any purpose in relation to the Products other than for labelling the same in accordance with clause 3.3 and in particular but without limiting the generality of the foregoing shall not use any of the Trade Marks as the whole or part of a corporate or other business name.

     9.3 The Company agrees that the ownership of the Trade Marks and the goodwill relating thereto shall always remain vested in Lucas, or a Lucas Group Company, both during the period of this Agreement and thereafter and that nothing in this Agreement shall give the Company any right, title or interest in the Trade Marks.

     9.4 The Company undertakes not knowingly to do any act in relation to the use of the Trade Marks pursuant to this Agreement which will invalidate or jeopardise in any way the rights of any Lucas Group Company in the Trade Marks.

     9.5 Issues associated with marketing and distribution of Products in both Lucas' branding and that of the Company will be sought initially to be resolved by the marketing/sales managers of both parties maintaining a continuing dialogue in relation to marketing and distribution matters with a view to avoidance of issues. Where the marketing/sales managers of the parties, having tried, are unable to resolve any particular issue such issue shall be referred by either of them to the managing directors of each of the parties for resolution.

10.  INSURANCE
     ---------

     Without prejudice to the provisions of clause 7.4, the Company will effect and maintain or cause another Purchaser Group Company to effect and maintain for its and the Purchaser Group Company's benefit insurance in respect of product liability for Lucas Branded Products manufactured and sold by the Company to Lucas in an amount equal to not less than US$10,000,000 for each and every event and in the aggregate in any one year of insurance under such policy and will at the request of Lucas from time to time during the Term produce written evidence that such insurance is in force. Insofar as and to the extent that the Company or any such other Purchaser Group Company receives any proceeds of insurance in respect of a claim made by Lucas in respect of Products supplied to Lucas pursuant to this Agreement such proceeds shall be held on trust by the Company or any such other Purchaser Group Company for Lucas, pro rata where the insurance proceeds recovered include monies in respect of claim(s) other than Lucas' claim.

11.  PRODUCTION AND SUPPLY PLAN
     --------------------------

     Prior to the commencement of each Agreement Year other than the first Agreement Year the Company and Lucas shall after discussion with each other and exchange of relevant market information prepare and agree a production and supply plan ("the Annual Plan") in respect of Lucas Branded Products for such Agreement Year. Each such Annual Plan shall include estimates of purchases in the relevant Agreement Year by Lucas from the Company of Lucas Branded Products and estimates by the Company of planned dates for the introduction of New Products and/or Improvements as well as additional products intended to be added as additional Lucas Branded Products by agreement.

12.  CONFIDENTIALITY
     ---------------

     Each party undertakes that it shall not, and shall ensure that its employees and agents shall not, disclose, use or permit the use of any confidential information disclosed to it by the other party except as may be necessary for complying with its obligations under this Agreement and then only in such a manner as to protect fully the confidentiality of such confidential information. The obligations of non-disclosure by each party shall continue to apply notwithstanding the termination of this Agreement but shall not apply to any information which falls into the public domain other than by breach of such obligation of non-disclosure. Registration or notification of this Agreement with or to any regulatory authority shall not be a breach of confidence for the purposes of this clause.

13.  TERMINATION
     -----------

     13.1 A party shall be entitled to terminate this Agreement summarily by written notice to the other party if the other party is:

            13.1.1 in material breach of this Agreement and shall have failed to remedy the breach, within 3 (three) months after receipt of a request in writing from the party not in breach to remedy the breach, such request indicating that failure to remedy the breach may result in termination of this Agreement;

            13.1.2 insolvent or has a receiver, manager, administrator, administrative receiver, liquidator (other than for the purposes of a solvent reconstruction or amalgamation) (or a person of similar status in a Country which has jurisdiction over such other party) appointed over it or its undertaking assets or income or any part thereof.

     13.2 In the event that any Force Majeure event or circumstance subsists for an aggregate period of 180 days in any period of 365 days during the Term and during the whole of such aggregate period supplies of Lucas Branded Products are seriously affected (whether because the Company is unable to deliver or Lucas is unable to take delivery of the same) either the Company or Lucas shall be entitled to terminate this Agreement summarily by giving written notice to the other provided that such notice may only be given at a time when such Force Majeure event or circumstance subsists.

     13.3 Lucas shall be entitled to terminate this Agreement summarily within 3 months of becoming aware of any change in the Controllers of:

            (a)         the Company

            (b)         any direct or indirect holding company of the Company or

            (c) any subsidiary of any such holding company to which there has been a Business Transfer pursuant to clause
                        16.1 without there being a Business Transfer back in accordance with the provisions of such clause resulting in the new Controllers being a Lucas Competitor. The Company undertakes to notify Lucas in writing of any such change within 7 days of the same occurring.

14.  EFFECTS OF TERMINATION
     ----------------------

     14.1 The termination of this Agreement will be without prejudice to the rights and duties of any party accrued prior to termination. The clauses in this Agreement which expressly or impliedly have effect after termination will continue to be enforceable notwithstanding termination. The Company will honour any orders placed by Lucas prior to termination which have not been performed at termination save where termination is effected by the Company pursuant to clause
            13.1 or by either party pursuant to clause 13.2. Any indemnities given in this Agreement will continue to apply notwithstanding termination.

     14.2   As from the date of termination:

            14.2.1 Lucas will be entitled to sell Lucas Branded Products held by it in stock at termination or which are delivered thereafter by the Company pursuant to orders placed by Lucas prior to termination;

            14.2.2 the Company will not hold itself out as a manufacturer for Lucas in respect of Lucas Branded Products, provided always that following the termination of this Agreement if Lucas shall not have agreed to buy the same the Company will be entitled to sell

                        (a) Lucas Branded Products held by it in stock at termination;

                        (b) in relation to factored Lucas Branded Products where those Lucas Branded Products are not also sold by the Company as Other Products or to which the Trade Marks have been or inevitably will be applied by such supplier and which have been contracted from the supplier not delivered and which cannot be cancelled; or

                        (c) any Lucas Branded Products which are in the course of manufacture, and which are completed thereafter provided in each case such sales of Lucas Branded Products shall be to any Lucas authorised distributor or dealer in the Reserved Territory or elsewhere if so permitted under the Trade Mark Licence and provided such sales are on normal terms and conditions

                        (including as to price) and are released on to the market in an orderly way so as not to disrupt the same.

     14.3 References in this clause 14 to "termination" mean termination howsoever arising.

15.  FORCE MAJEURE
     -------------

     Neither Lucas nor the Company shall be liable to the other for any failure or delay in performing its obligations under this Agreement due to Force Majeure provided always that:

     15.1 the date for performance of the contractual obligation which has been delayed by Force Majeure shall be deemed suspended only for a period equal to the delay thereby caused;

     15.2 the party seeking to exempt itself from liability by virtue of the provisions of this clause 15 shall give notice to the other party within 7 (seven) days of becoming aware of the Force Majeure event or circumstance and of its consequences and shall at all times use all reasonable endeavours to mitigate the severity of the same;

     15.3 the party seeking to exempt itself from liability by virtue of the provisions of this clause 15 shall not be entitled to payment from the other party in respect of extra costs and expenses incurred by virtue of the Force Majeure event or circumstance.

16.  ASSIGNMENT
     ----------

     16.1 Neither Lucas nor the Company will be entitled to assign the benefit or delegate the burden of this Agreement without the prior written consent of the other party. Each party hereby consents to a Business Transfer by the other under clause 16.2 where the transferee in question is a 100% subsidiary of or, a holding company holding

            100% of the shares in the party concerned or another 100% subsidiary of such holding company, and the remainder of clause 16.2 is complied with. If any such Business Transfer occurs and subsequently, the holding company of any subsidiary to whom there has been such Business Transfer proposes to enter into any transaction whereby such holding company no longer has control over such subsidiary Lucas or the Company (as the case may be) or the relevant holding company shall procure that (unless otherwise agreed by the other party hereto) there shall prior to the proposed change of control of such subsidiary be a Business Transfer of the whole of the business and assets of such subsidiary back to a company in the same group of companies as such subsidiary prior to such proposed change of control and the provisions of clause 16.2 shall apply mutatis mutandis to such Business Transfer.

     16.2 If either party shall during the Term sell or otherwise dispose of its business and assets, or substantially the whole of its business and assets ("Business Transfer") and the other party shall consent to the assignment to the transferee of the benefit of this Agreement pursuant to clause 16.1, the party selling or disposing of its business and assets shall require that the transferee of the same shall as a condition of such sale or other disposal enter into a novation of this Agreement with the other party, the form of such novation agreement to be in terms reasonably stipulated by the other party and which shall require such transferee to covenant with the other party to be bound by the terms of this Agreement.

     16.3 The Company shall not sub-contract or sub-license the manufacture of Lucas Branded Products without the prior written consent of Lucas. If and to the extent that such consent is given the Company shall be liable for all acts and omissions of any such sub-contractor or sub-licensee as though such acts or omissions were acts and omissions of the Company. This clause 16.3 shall not prevent the Company from sub-contracting the manufacture of individual components or sub-assemblies without consent.

     16.4 This Agreement shall be binding on the successors and permitted assigns of each of the respective parties.

     16.5 Lucas shall have power to perform its covenants, to exercise its rights and to accept benefits accruing to it under this Agreement through the agency of any other Lucas Group Company. Lucas nonetheless shall remain liable for acts and omissions of any Lucas Group Company who acts as agent for Lucas pursuant to the foregoing provisions of this clause 16.5 as though they were acts and omissions of Lucas. In relation to the indemnities given in favour of Lucas in clauses 7.4 and 7.5 Lucas enters into this Agreement not only for itself but also as trustee for all other Lucas Group Companies. Each such Lucas Group Company shall have the benefit of such indemnities as if it was named in such clauses in addition to Lucas.

17.  SEVERABILITY
     ------------

     The illegality, invalidity or unenforceability of any clause or part of this Agreement will not affect the legality, validity or enforceability of the remainder. If any such clause or part is found by any competent court or competent authority to be illegal, invalid or unenforceable the parties agree that they will substitute provisions whose effect is as similar to the offending provisions as is possible without thereby rendering them illegal, invalid or unenforceable.

18.  ENTIRE AGREEMENT
     ----------------

     18.1 This Agreement, and the documents referred to in it, contain the whole agreement between the parties relating to the transactions contemplated by this Agreement and supersede all previous agreements between the parties relating to such transactions.

     18.2 Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any pre-contractual representations warranties or other assurances in relation to the subject matter of this Agreement except those set out in this Agreement but without prejudice to any representations, warranties or other assurances given in any other agreement between the parties or between any Lucas Group Company and the Company or any Purchaser Group Company.

     18.3 Each party hereby agrees that it shall have no remedy against the other party for any innocent or negligent misrepresentations made by such other party in relation to such transactions prior to this Agreement being entered into except to the extent that the same shall have been incorporated in this Agreement as a warranty representation or indemnity in which case any claim in relation to the same shall lie only on the basis of a breach of this Agreement or under the relevant indemnity provision.

19.  VARIATIONS
     ----------
     No variation to this Agreement shall be effective unless in writing signed by a duly authorised representative of each of the parties hereto.

20.  WAIVER
     ------

     20.1 Failure to exercise or delay in exercising on the part of any party any right, power or privilege of that party under this Agreement shall not in any circumstances operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     20.2 Any waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

21.  NOTICES
     -------

     Any demand, notice or communication in relation to this Agreement shall be made in writing and served by hand, by registered airmail post, or by facsimile transmission addressed to the recipient at its registered office or its address stated below (or such other address or facsimile number as a party may nominate in writing from time to time).

     Lucas
     -----

     Lucas Aftermarket Operations
     Stratford Road
     Solihull
     West Midlands
     B90 4AX
     England

     Attn: Legal Director

     Facsimile: 0121 697 5026

     With a copy of the notice to be sent to the Company Secretary of Lucas Limited at Stratford Road, Solihull, West Midlands, B90 4LA, England.

     The Company
     -----------

     Lucas Automotive (Pty) Limited
     5 Yaron Avenue

     Lea Glen
     Florida
     1709
     South Africa
     Attn:  Managing Director
     Facsimile: +27 011 472 4326

     With a copy of the notice to be addressed to "Managing Director and Finance Director" Prestolite Electric Limited, Cleveland Road, Leyland, Preston, Lancashire, PR5 1XB, England.

22.  LANGUAGE
     --------

     22.1 The English language version of this Agreement shall be the authoritative version even though it may have been translated into some other language.

     22.2 All communications between the parties shall unless otherwise agreed in writing be in the English language.

23.  ASSOCIATED COMPANY
     ------------------

     Any act or omission of any Associated Company of Lucas or the Company (as the case may be) which if committed or omitted by Lucas or the Company (as the case may be) would have been a breach of this Agreement by Lucas or the Company (as the case may be) will be deemed to be a breach of this Agreement by Lucas or the Company (as the case may be) who will be liable to the other party accordingly.

24.  TERMS AND CONDITIONS OF SALE
     ----------------------------

     24.1 The Conditions of Sale and the terms of this Agreement shall apply in relation to the sale of any products by the Company to Lucas pursuant to this Agreement, which Conditions of Sale and the other provisions of this Agreement shall apply to the exclusion of any terms and conditions of purchase from time to time used by Lucas and to the exclusion of any terms and conditions of sale from time to time used by the Company, whether or not such terms and conditions are endorsed upon or delivered with any document sent by either party to the other from time to time. In the event of any conflict between the terms of this Agreement and the Conditions of Sale, the terms of this Agreement including clause 7.4 shall prevail.

     24.2 Lucas acknowledges and agrees that to the extent that Lucas provides to its customers product warranty commitments or other contractual promises or terms which are more generous than those set out in the Product Warranty Lucas does so at its own risk and cost and the Company's obligations to Lucas under this Agreement and the Conditions of Sale are not thereby affected or extended.

25.  EXPENSES
     --------

     Except where otherwise expressly provided herein each party will bear its own costs and expenses in relation to the preparation, completion and operation of this Agreement.

26.  APPLICABLE LAW
     --------------

     The formation, construction, performance, validity and all aspects whatsoever of this Agreement shall be governed by the law of England and Wales and the parties submit to the non-exclusive jurisdiction of the English Courts.

                                   SCHEDULE 1
                                   ----------

                       CURRENCY EXCHANGE RATE PROVISIONS
                       ---------------------------------

     The Base Currency Exchange Rate applicable for the purposes of this Agreement is:

            South African rands to (Pounds)1 sterling.

                                   SCHEDULE 5
                                   ----------

                                PRODUCT WARRANTY
                                ----------------

1. Products found to be defective upon receipt at Lucas will be, at the Company's discretion, either:

    (a) rejected and returned to the Company as a complete batch, or alternatively, scrapped off at the discretion of the Company, for a full credit of the products plus a handling charge of (Pounds)25.00*; or

    (b) sorted by Lucas, the cost of sorting being agreed in advance with and charged to the Company. Items found to be defective will then be returned for full credit plus a handling charge of (Pounds)25.00*. This is subject to final approval by a Lucas appointed engineer.

2. If the product is used in Lucas' re-manufacturing operation and is found to be defective during assembly it will be returned for full credit. In addition, a charge of (Pounds)3.00* will be made for each defective item to offset some of the costs of rework. A quotation for rework is to be submitted by Lucas and an official order raised to cover the expenditure. No costs are to be incurred until these documents have been processed.

3. All products supplied must be guaranteed for 12 months from date of sale of final product to the end user.

Genuine claims within this period, relating to products supplied within 3 years of the date of receipt by Lucas will be charged back to the Company for credit as follows:

(a) cost of the failed part at the current purchase price;

plus

(b) handling and examination charge of 10% of the purchase price;

(c) on/off charges of approximately (Pounds)20.00 in certain territories where they apply. A schedule of territories can be provided;

(d) consequential losses and/or contingency claims are not acceptable; and

(e) warranty returns - documents to be checked by a Lucas representative prior to claim being submitted to the Company.

(N.B. Items marked "*" are subject to Annual Review)

SIGNED by CHRIS LONG-LEATHER              /s/ Chris Long-Leather
----------------------------             -------------------------
as duly authorised attorney for and       Chris Long-Leather as
                                         -------------------------
on behalf of LUCAS LIMITED               attorney of Lucas Limited


SIGNED by P. KIM PACKARD
--------- --------------
duly authorised for and on behalf of     /s/ P. Kim Packard
                                         -------------------
LUCAS AUTOMOTIVE (PTY) LTD
--------------------------               _________________________


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